                                   EXHIBIT 5.1
          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL

                         [Letterhead of Ross & Hardies]

                                  March 15, 2001

SPSS Inc.
233 South Wacker Drive
Chicago, Illinois  60601



         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:


         You have requested our opinion with respect to the registration by SPSS Inc. ("SPSS" or the "Company") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 125,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to be issued pursuant to the SPSS 2000 Qualified and Nonqualified Stock Purchase Plans (the "Plans").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts, but have no actual knowledge of the inaccuracy or incompleteness of the same.

         Based upon the foregoing, it is our opinion that the Common Stock issuable pursuant to the Plans will be validly issued, fully paid and non-assessable when issued in accordance with the Plans.

         We express no opinion as to the laws of any jurisdiction other than the State of Illinois, the United States of America, and, solely with respect to matters of corporate organization and authority, the General Corporation Law of the State of Delaware. We are not admitted to the practice of law in the State of Delaware.

         We hereby consent to the reference to our firm in the Registration Statement relating to the registration of the 125,000 Shares of Common Stock issuable under the Plans described above.


                                     Very truly yours,
                                     /s/Ross & Hardies

                                      ROSS & HARDIES



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